Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amended Annual Report to Shareholders Form 10-K/A (Amendment No. 1) of Summit Financial Group, Inc. and subsidiaries of our reports, dated March 13, 2009, with respect to our audits of the consolidated financial statements and internal control over financial reporting of Summit Financial Group, Inc. and subsidiaries included in the 2008 Amended Annual Report to Shareholders for the year ended December 31, 2008.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No 333-99291) pertaining to the 1998 Officer Stock Option Plan of Summit Financial Group, Inc. and subsidiaries of our reports, dated March 13, 2009, with respect to our audits of the consolidated financial statements and internal control over financial reporting of Summit Financial Group, Inc. and subsidiaries included in the 2008 Amended Annual Report to Shareholders for the year ended December 31, 2008.

/s/ Arnett & Foster, P.L.L.C.

Charleston, West Virginia
April 21, 2009